Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made on this 23rd day of January, 2009, by and between AVI BioPharma, Inc., an Oregon corporation, with its principal office at 4575 SW Research Way, Suite 200, Corvallis, Oregon, (“Company”), and Stephen Bevan Shrewsbury MD, (“Employee”).

RECITALS:

The Company desires to hire the Employee as Senior Vice President — Preclinical, Clinical and Regulatory Affairs and the Employee desires to accept such position under the terms and conditions stated herein.

NOW, THEREFORE, in consideration of the mutual benefits contained herein, the sufficiency of which the parties acknowledge, the parties hereby agree as follows:

AGREEMENT:

1.             Employment Term.  The term of employment (“Term”) shall commence on the Effective Date and shall continue until the first anniversary of the Effective Date, unless extended or terminated in accordance with Section 12.  This Agreement establishes an “at will” employment relationship, as such term is defined and used under Oregon law, between the Company and the Employee.   Employee shall commence employment not later than January 26, 2009 (the “Effective Date”).  Failure to do so shall be grounds for immediate termination for Cause, as such term is defined in Section 12 hereof.

2.             Duties.  Employee shall be employed as Senior Vice President — Preclinical, Clinical and Regulatory Affairs and shall have such duties as are customarily associated with that position, including overall responsibility for pre-clinical, clinical and regulatory activities and initiatives that will enable the Company to develop candidates for further clinical activities, and such other duties as may be assigned to him from time to time by the Company’s Chief Executive Officer (“CEO”) and the Board of Directors of the Company (“Board”). Employee shall be a direct report of the Company’s Chief Executive Officer. Employee shall devote substantially all of his business time to the service of the Company throughout the Term.  Employee and Company acknowledge and agree that (i) Employee may hold certain offices within certain entities as set forth on Exhibit A to this Agreement,  (ii) Employee’s devotion of reasonable amounts of time in such capacities, so long as it does not interfere with his performance of services hereunder, shall not conflict with the terms of this Agreement, and (iii) Exhibit A may be amended from time to time by agreement of the parties.

3.             Compensation.

(a)           Base Compensation.  During the Term the Company shall compensate the Employee at an initial annual salary of Three Hundred Ten Thousand Dollars ($310,000.00), payable in accordance with the Company’s payroll practices in effect from time to time, and less amounts required to be withheld under applicable law and requested to be withheld by the Employee (as increased from time to time, “Base Compensation”). The Employee’s Base Compensation shall be subject to review for potential increase on an annual basis. Except as otherwise provided in this Agreement, the Base Compensation shall be prorated for any period of service less than a full month.

(b)           Bonus.  The Employee shall be eligible for an annual bonus of up to 25% of Employee’s Base Compensation, which bonus shall be paid in the normal cycle of payment of executive bonuses and upon achievement and satisfaction of goals and objectives (“Goals and Objectives”) established upon mutual agreement of the CEO, Employee and the Compensation Committee of the Company’s Board.  Such goals shall be established concurrently with the goals and objectives of the Company’s other senior executives.  Employee shall be eligible for consideration for an award of a full 12-month bonus based on achievement of 2009 Goals and Objectives.

(c)           Equity Compensation.

(i)                                     On the Effective Date, the Employee will be granted options to purchase Four Hundred Fifty Thousand (450,000) shares of the Company’s common stock (the “Options”) under the Company’s 2002 Equity Incentive Plan (the “Plan”) (a copy of which is attached as Exhibit B,  with an exercise price at the fair market value of the Company common stock on the date Effective Date;

(ii)                                  In addition, Employee will be issued 60,000 shares of restricted stock under the Plan (the “Restricted Shares”).  In the event Employee remains employed on the 181st day following the Effective Date, vesting shall commence with respect to such Restricted Shares as of the Effective Date; and

(iii)                               The exercise price of the Options and the issuance price of the Restricted Shares and all other terms and conditions associated with the Options and Restricted Shares be determined in accordance with the Plan. To the maximum extent possible, the Options shall be Incentive Stock Options. Subject to accelerated vesting or termination as set forth herein, the Standard Options and Restricted Shares shall vest in equal annual installments over three (3) years

4.             Expenses.  The Company will reimburse Employee for all expenses reasonably incurred by him in discharging his duties for the Company, conditioned upon Employee’s submission of written documentation in support of claimed reimbursement of such expenses, and consistent with the Company’s expense reimbursement policies in effect from time to time. The Company will reimburse the Employee up to One Hundred Thousand Dollars ($100,000) for reasonable expenses incurred in 2009 to relocate Employee and parts of Employee’s household in a manner compatible with Employee’s duties hereunder to the city where the Company’s headquarters are located (“Facility Location”), including the shipment of personal effects to the Facility Location, and the customary closing costs associated with the purchase of a residence in the Facility Location.  In addition, Company shall reimburse Employee (or pay on Employee’s behalf) rent and related living expenses, not to exceed $2,500 per month in the aggregate and up to six (6) months in duration for temporary living arrangements.  In addition, the Company shall reimburse Employee for reasonable attorneys fees incurred in connection with the review and negotiation of this Agreement in an amount not to exceed $3,000.

5.             Benefits.  Subject to eligibility requirements, Employee shall be entitled to participate in such benefits plans and programs as adopted by the Company from time to time and shall be eligible for paid vacation of four (4) business weeks (20 business days) annually; provided, however, if Employee does not use all available vacation in any given year, Employee may roll-over up to one business week (5 business days) to the following year, the parties intending that Employee shall have a maximum of five (5) business weeks (25 business days) of paid vacation in any year following 2009.

6.             Confidentiality.

(a)           In the course of his employment with the Company, it is anticipated that Employee may acquire knowledge (both orally and in writing) regarding confidential affairs of the Company and confidential or proprietary information including: (i) matters of a technical nature, such as know-how, inventions, processes, products, designs, chemicals, compounds, materials, drawings, concepts, formulas, trade secrets, secret processes or machines, inventions or research projects; (ii) matters of a business nature, such as information about costs, profits and pricing policies; (iii)  markets, sales, suppliers, customers, plans for future development, plans for future products, marketing plans or strategies; and (iv) other information of a similar nature which is not generally disclosed by the Company to the public, referred to collectively hereafter as “Confidential Information.” “Confidential Information” shall not include information generally available to the public. Employee agrees that during the term of this Agreement and thereafter, he (1) will keep secret and retain in the strictest confidence all Confidential Information, (2) not disclose Confidential Information to anyone except employees of the Company authorized to receive it and third parties to whom such disclosure is specifically authorized, and (3) not use any Confidential Information for any purpose other than performance of services under this Agreement without prior written permission from the Company.

(b)           If Employee is served with any subpoena or other compulsory judicial or administrative process calling for production or disclosure of Confidential Information or if Employee is otherwise required by law or regulation to disclose Confidential Information, Employee will immediately, and prior to production or disclosure, notify the Company and provide it with such information as may be necessary in order that the Company may take such action as it deems necessary to protect its interest.

(c)           The provisions of this Section 6 shall survive termination of this Agreement.

7.             Non-competition and Non-solicitation.

(a)           For a period of one (1) year in the case of the payment of severance equal to 12 months Base Compensation and for a period of two (2) years in the case of the payment of severance equal to 24 months Base Compensation, in both instances as provided in Section 13(c) below, Employee shall not directly or indirectly engage in or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in any activity customarily associated with the Company’s ordinary course of business at the time of such termination anywhere in the world; provided, however, that this provision shall not prohibit Employee from owning up to five percent (5%) of any class of outstanding bonds, preferred stock or shares of common stock of any such entity or from employment with any institute of higher learning.

(b)           For a period of two (2) years following termination of employment with the Company for any reason, except with the express written consent of the Company, Employee agrees to refrain from directly or indirectly recruiting, hiring or assisting anyone else to hire, or otherwise counseling to discontinue employment with the Company, any person then employed by the Company or its subsidiaries or affiliates.

(c)           In the event that the provisions of this Section 7 should ever be deemed to exceed the duration or geographic limitations or scope permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations or scope, as the case may be, permitted by applicable laws.

(d)           The provisions of this Section 7 shall survive termination of this Agreement and the term of employment.

8.             Covered Work.

(a)           All rights, title and interest to any Covered Work that Employee makes or conceives (whether alone or with others) while employed by the Company, belong to the Company. This Agreement operates as an actual assignment of all rights in Covered Work to the Company. “Covered Work” means products and Inventions that relate to the actual or anticipated business of the Company or any of its subsidiaries or affiliates, or that result from or are suggested by a task assigned to Employee or work performed by Employee on behalf of the Company or any of its subsidiaries or affiliates, or that were developed in whole or in part on the Company time or using the Company’s equipment, supplies or facilities. “Inventions” mean ideas, improvements, designs, computer software, technologies, techniques, processes, products, chemicals, compounds, materials, concepts, drawings, authored works or discoveries, whether or not patentable or copyrightable, as well as other newly discovered or newly applied information or concepts. Attached hereto as Exhibit D is a description of any product or Invention in which

Employee had or has any right, title or interest, which is not included within the definition of Covered Work or which is otherwise excluded from the restrictions set forth in this Section 8.

(b)           Employee shall promptly reveal all information relating to Covered Work and Confidential Information to an appropriate officer of the Company and shall cooperate with the Company, and execute such documents as may be necessary, in the event that the Company desires to seek copyright, patent or trademark protection thereafter relating to same.

(c)           In the event that the Company requests that Employee assist in efforts to defend any legal claims to patents or other right, the Company agrees to reimburse Employee for any reasonable expenses Employee may incur in connection with such assistance. This obligation to reimburse shall survive termination of this Agreement and the term of employment.

(d)           The provisions of this Section 8 shall survive termination of this Agreement and the term of employment.

9.             Return of Inventions, Products and Documents.  Employee acknowledges and agrees that all Inventions, all products of the Company and all originals and copies of records, reports, documents, lists, drawings, memoranda, notes, proposals, contracts and other documentation related to the business of the Company or containing any information described in this Section 9  shall be the sole and exclusive property of the Company and shall be returned to the Company immediately upon termination of Employee’s employment with the Company or upon the written request of the Company. The provisions of this Section 9 shall survive termination of this Agreement and the term of employment

10.          Injunction.  Employee agrees that it would be difficult to measure damages to the Company from any breach by Employee of Sections 6, 7, 8 and/or 9 of this Agreement, and that monetary damages would be an inadequate remedy for any such breach. Accordingly, Employee agrees that if Employee shall breach Sections 6, 7, 8 and/or 9 of this Agreement, the Company shall be entitled, in addition to all other remedies it may have at law or in equity, to an injunction or other appropriate orders to restrain any demonstrated breach without showing or proving any actual damage sustained by the Company. The provisions of this Section 10 shall survive termination of this Agreement and the term of employment.

11.          Obligations to Others.  Except for items fully disclosed in writing to the Company, Employee represents and warrants to the Company that (i) Employee’s employment by the Company does not violate any agreement with any prior employer or other person or entity, and (ii) Employee is not subject to any existing confidentiality or non-competition agreement or obligation, or any agreement relating to the assignment of Inventions except as has been fully disclosed in writing to the Company.

12.          Termination.

(a)           Employee may voluntarily terminate his employment with the Company upon giving the Company sixty (60) days written notice.

(b)           The Company may terminate Employee’s employment without Cause (as defined below) upon giving Employee thirty (30) days written notice of termination.

(c)           Employee’s employment with the Company shall terminate upon the occurrence of any one of the following:

(i)            Employee’s death;

(ii)           The effective date of a notice sent to Employee stating the Board’s determination made in good faith and after consultation with a qualified physician selected by the Board, that Employee is incapable of performing his duties under this Agreement, with reasonable accommodation, because of a physical or mental incapacity that has prevented Employee from performing such full-time duties for a period of ninety (90) consecutive calendar days and the determination that such incapacity is likely to continue for at least another ninety (90) days; or

(iii)          The effective date of a notice sent to Employee terminating Employee’s employment for Cause.

(d)           “Cause” means the occurrence of one or more of the following events:

(i)            Employee’s willful and repeated failure or refusal to comply in any material respect with the reasonable lawful policies, standards or regulations from time to time established by the Company, or to perform his duties in accordance with this Agreement after notice to Employee of such failure and after Employee has been given a reasonable period of time to cure such failure to comply; or

(ii)           Employee engages in criminal conduct or demonstrably engages in misconduct that is materially detrimental to the reputation, character or standing of the Company.

(e)                                  Notwithstanding anything to the contrary herein, unless sooner terminated in accordance with the terms hereof, this Agreement shall automatically renew for an additional one-year term unless one party notifies the other party in accordance with Section 14 hereof of its intention not to renew, such notice to be delivered not less than 90 days before the term ends.

13.          Termination Compensation.

(a)           Upon Employee’s voluntary termination of employment, other than voluntary termination with Good Reason  (as defined below), the Company shall pay to Employee all compensation due to the date of termination, but shall have no further obligation to Employee hereunder in respect of any period following termination.

(b)           Upon the death of Employee, the Company shall pay to Employee’s estate or such other party who shall be legally entitled thereto, all compensation due at the date of death, and an additional amount equal to compensation at the rate set forth in this Agreement or then current annual salary rate, whichever is greater, from the date of death to the final day of the month following the month in which the death occurs.

(c)           (i)  Upon termination of Employee’s employment by the Company other than for Cause and other than in connection with a Change in Control, the Company shall pay to Employee twelve (12) months of Base Compensation. In addition, all nonvested Options shall immediately vest and be exercisable for a period of 180-days following the effective date of termination.

                (ii)  Upon termination by the Company other than for Cause in connection with a Change in Control or upon Employee’s voluntary termination of employment for Good Reason in connection with a Change of Control, the Company shall pay to Employee twenty-four (24) months of Base Compensation.  In addition, all nonvested Options shall immediately vest and be exercisable for a period of 180-days following the effective date of termination.

(d)           Amounts payable under this Section 13 shall be net of amounts required to be withheld under applicable law and amounts requested to be withheld by Employee.

(e)           As used herein, “Good Reason” shall mean, following a Change of Control (as such term is defined below), the termination by Employee upon the occurrence of any of the below described events. The Employee must provide notice to the Company of the existence of such event within ninety (90) days of the first occurrence of such event, and the Company will have thirty (30) days to remedy the condition, in which case no Good Reason shall exist.  If the Company fails to remedy the condition within such thirty (30) day period, the Employee must terminate employment within two (2) years of the first occurrence of such event.  The events which constitute a Good Reason termination are:

(i)                    The assignment of a different title or change that results in a material reduction in Employees duties or responsibilities;

(ii)                   A reduction by the Company in Employee’s Base Compensation, other than a salary reduction that is part of a general salary reduction affecting employees generally and provided the reduction is not greater, percentage-wise, than the reduction affecting other employees generally or failure to provide an annual increase in Base Compensation commensurate with other Employees; provided, however, in determining whether to provide an annual increase in Base Compensation commensurate with an annual increase provided to other Employees, the Company may take into account factors such as market levels of compensation, Employee’s overall performance, and other factors reasonably considered by the Company’s compensation committee and/or Board of Directors, so long as such determination is not made in bad faith with the intent to discriminate against Employee; or

(iii)                  Relocation of Employee’s principal place of business of greater than seventy-five (75) miles from its then location; provided, however, the first such relocation in connection with the concurrent relocation of the Company’s headquarters shall not constitute Good Reason hereunder.

(f)            As a condition of payment of the amounts set forth in this Section 13, if requested by Company Employee agrees to enter into a Separation and Release Agreement substantially in the form attached hereto as Exhibit D.

(g)           As used herein, “Change of Control” means the occurrence of any one of the following events:  (i) any person becomes the beneficial owner of twenty-five percent (25%) or more of the total number of voting shares of the Company; (ii) any person (other than the persons named as proxies solicited on behalf of the Board of Directors of the Company) holds revocable or irrevocable proxies representing twenty-five percent (25%) or more of the total number of voting shares of the Company; (iii) any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of twenty-five percent (25%) or more of the total number of voting shares of the Company; and (iv) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute at least two-thirds (2/3) of the Board of Directors of the Company or any successor entity.

14.          Notice.  Unless otherwise provided herein, any notice, request, certificate or instrument required or permitted under this Agreement shall be in writing and shall be deemed “given” upon personal delivery to the party to be notified or three business days after deposit with the United States Service, by registered or certified mail, addressed to the party to receive notice at the address set forth above, postage prepaid. Either party may change its address by notice to the other party given in the manner set forth in this Section.

15.          Entire Agreement.  This Agreement constitutes the entire agreement between the parties and contains all the agreements between them with respect to the subject matter hereof. It also supersedes any and all other agreements or contracts, either oral or written, between the parties with respect to the subject matter hereof;  provided, however, in the event any of Sections 6, 7, 8, 9, or 10 of this Agreement is found enforceable in any way, then such section shall be amended to the extent necessary to conform to applicable law.

16.          Modification.  Except as otherwise specifically provided, the terms and conditions of this Agreement may be amended at any time by mutual agreement of the parties, provided that before any amendment shall be valid or effective, it shall have been reduced to writing and signed by an authorized representative of the Company and Employee.

17.          No Waiver.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations, shall not be a waiver by such party of its right to exercise any such or other right, power or remedy or to demand compliance.

18.          Severability.  In the event that any section or provision of this Agreement shall be held to be illegal or unenforceable, such section or provision shall be severed from this Agreement and the entire Agreement shall not fail as a result, but shall otherwise remain in full force and effect.

19.          Assignment.  This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and shall be binding upon Employee, his administrators, executors, legatees, and heirs. In that this Agreement is a personal services contract, it shall not be assigned by Employee.

20.          Dispute Resolution.  Except as otherwise provided in Section 10, the Company and Employee agree that any dispute between Employee and the Company or its officers, directors, employees, or agents in their individual or Company capacity of this Agreement, shall be submitted to a mediator for nonbinding, confidential mediation. If the matter cannot be resolved with the aid of the mediator, the Company and Employee mutually agree to arbitration of the dispute. The arbitration shall be in accordance with the then-current Employment Dispute Resolution Rules of the Arbitration Service of Portland (“ASP”) before an arbitrator who is licensed to practice law in the State of Oregon. The arbitration shall take place in or near Portland, Oregon. Employee and the Company will share bear the cost of the arbitration equally, but each party will bear their own costs and legal fees associated with the arbitration; provided, however, if any party prevails on a statutory claim, which affords the prevailing party attorneys’ fees, or if there is a written agreement providing for attorneys’ fees, the arbitrator may award reasonable attorneys’ fees.  The Company and Employee agree that the procedures outlined in this provision are the exclusive method of dispute resolution.

21.          Attorneys’ Fees.  In the event suit or action is instituted pursuant to Section 10 or Section 20 of this Agreement, the prevailing party in such proceeding, including any appeals thereon, shall be awarded reasonable attorneys’ fees and costs.

22.          Applicable Law.  This Agreement shall be construed and enforced under and in accordance with the laws of the State of Oregon.

23.          Section 409A; Section 280G.

(a)           It is the intention of the parties to this Agreement that no payment or entitlement pursuant to this Agreement will give rise to any adverse tax consequences to Employee or the Company with regard to Section 409A of the Internal Revenue Code of 1986 (“Section 409A”). This Agreement shall be interpreted to that end and consistent with that objective. The Company and the Employee shall, to the extent necessary to comply with Section 409A and permitted thereunder, agree to act reasonably and in good faith to mutually reform the provisions of this Agreement to avoid the application of the additional tax and interest under Section 409A(a)(1)(B), provided that any such reformation shall not negatively impact the economics of the Company or the Employee hereunder. Notwithstanding any other provision herein, if Employee is a “specified employee,” as defined in, and pursuant to, Treasury Regulation Section 1.409A-1(i) or any successor regulation, on the date of termination, no payment of any “deferred compensation”, as defined under Treasury Regulation Section 1.409A or any successor regulation, shall be made to

Employee during the period lasting until the earlier of six (6) months from the date of termination or upon Employee’s death.  If any payment to Employee is delayed pursuant to the foregoing sentence, such payment instead shall be made on the first business day following the expiration of the six (6) month period referred to in the prior sentence or, if in the case of Employee’s death, promptly thereafter.

(b)      Except as otherwise specifically provided in this Agreement, if any reimbursement to which the Employee is entitled under this Agreement would constitute deferred compensation subject to Section 409A of the Code, the following additional rules shall apply:  (i) the reimbursable expense must have been incurred, except as otherwise expressly provided in this Agreement, during the term of this Agreement; (ii) the amount of expenses eligible for reimbursement during any calendar year will not affect the amount of expenses eligible for reimbursement in any other calendar year; (iii) the reimbursement shall be made not later than December 31 of the calendar year following the calendar year in which the expense was incurred; and (iv) the Employee’s entitlement to reimbursement shall not be subject to liquidation or exchange for another benefit.

(c)       With regard to any installment payment, each installment thereof shall be deemed a separate payment for purposes of Section 409A of the Code.

(d)      Section 280G

(i)                                                             Except as provided below, the payments or benefits to which Employee will be entitled under Section 13 of the Agreement will be reduced to the extent necessary so that Employee will not be liable for the federal excise tax levied on certain “excess parachute payments” under section 4999 of the Internal Revenue Code of 1986, as amended (“Code”).

(ii)                                                          The limitation above will not apply if:

1.               the difference between

(A) the present value of all payments to which Employee is entitled under Section 13 of the Agreement determined without regard to the limitation above, less

(B) the present value of all federal, state, and other income and excise taxes for which Employee is liable as a result of such payments; exceeds

2.               the difference between

(A) the present value of all payments to which Employee is entitled under Section 13 of the Agreement calculated as if the limitation above applies, less

(B) the present value of all federal, state, and other income and excise taxes for which Employee is liable as a result of such reduced payments.

(iii)                  Present values will be determined using the interest rate specified in section 280G of the Code and will be the present values as of the date on which Employee’s employment terminates (unless it is necessary to use a different date in order to avoid adverse consequences under section 280G).

24.          Counterparts.  This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

IN WITNESS WHEREOF, AVI BioPharma, Inc. has caused this Agreement to be signed by its duly authorized representative, and Employee has hereunder set his name as of the date of this Agreement.

COMPANY: AVI BioPharma, Inc.

By:	/s/ Leslie Hudson, Ph.D.
Leslie Hudson, PhD, Chief Executive Officer

EMPLOYEE:

/s/ Stephen Bevan Shrewsbury, MD.
Stephen Bevan Shrewsbury, MD

Exhibit A

List of Offices Held

Shrewsbury Clinical Consulting: Founder - providing limited, or ad hoc consulting advice to previous employer:

•                  MAP Pharmaceuticals Inc., 2400 Bayshore Parkway, Mountain View, CA

and

•                  Nektar Therapeutics, San Carlos, CA

provided:

1)  no conflict of interest arises

2)  total consulting hours not to exceed one day per month

3)  such consulting work does not interfere with the full performance of duties for AVI.

Exhibit B

2002 Equity Incentive Plan

Exhibit C

Inventions Excluded from Covered Works

Exhibit  D

SEPARATION AND RELEASE AGREEMENT

THIS SEPARATION AND RELEASE AGREEMENT (“Agreement”) is between Stephen Bevan Shrewsbury (“Employee”) and AVI BioPharma, Inc. (“Employer”), and is effective eight (8) days after Employee signs this Agreement (“Effective Date”).

The parties agree as follows:

1.             Resignation. Employee resigned his position as Employer’s [Title] effective [effective date of termination] (the “Resignation Date”).  Employee has been paid his salary and other compensation through the Resignation Date, less all lawful or required deductions.

2.             Consideration.   In consideration of Employee’s agreements hereunder, Employer shall pay to Employee the amounts set forth and described in Section                of that certain Employment Agreement dated effective the      day of                       , 2009.

3.             Return of Employer Property. Employee represents that he has returned all Employer property in his possession or under his control, including but not limited to keys, credit cards, files, laptop computer and any and all Employer documents.

4.             Confidentiality. The parties will use reasonable efforts to keep the terms of this Agreement confidential.  Employee may disclose the terms of this Agreement to his immediate family.  Employer may disclose the terms of this Agreement to its officers and managers.  Either party may disclose the terms of this Agreement to their respective attorneys, accountants, financial advisers, auditors, or similar advisors, or in response to government requests.  Third persons informed of the terms of this Agreement shall in turn be advised of this confidentiality provision and requested to maintain such confidentiality.

5.             Release.

5.1           In exchange for the consideration paid to Employee as set forth in this Agreement, Employee forever releases and discharges Employer, any of Employer-sponsored employee benefit plans in which Employee participates, or was participating in, (collectively the “Plans”) and all of their respective officers, members, managers, partners, directors, trustees, agents, employees, and all of their successors and assigns (collectively “Releasees”) from any and all claims, actions, causes of action, rights, or damages, including costs and attorneys’ fees (collectively “Claims”) which Employee may have arising out of his employment (including Claims that may arise out of Employee’s employment agreement), on behalf of himself, known, unknown, or later discovered which arose prior to the date Employee signs this Agreement.  This release includes but is not limited to, any Claims under any local, state, or federal laws prohibiting discrimination in employment, including without limitation the federal civil rights acts, Oregon Revised Statutes Chapter 659A, the Americans with Disabilities Act, the Age Discrimination in Employment Act, or Claims under the Employee Retirement Income Security Act, or Claims alleging any legal restriction on Employer’s right to terminate its employees, any Claims Employee has relating to his rights to or against any of the Plans, or personal injury Claims, including without limitation wrongful discharge, breach of contract, defamation, tortious interference with business expectancy, constructive discharge, or infliction of emotional distress.  Employee represents that he has not filed any Claim against Employer or its Releasees, he has no knowledge of any facts that would support any Claim by Employee against Employer or by a third party against Employer, and that he will not file a Claim at any time in the future concerning Claims released in this Agreement; provided, however, that this will not limit Employee from filing a Claim to enforce the terms of this Agreement.  Notwithstanding the foregoing, nothing herein shall constitute release of any of Employee’s rights relating to vested options, vested benefits or vested entitlements under the Company’s employee benefits plans, including equity incentive and retirement plans.

5.2           In consideration of the promises of Employee as set forth herein, Employer does hereby, and for its successors and assigns, release, acquit and forever discharge Employee from any and all actions, causes of action, obligations, costs, expenses, damages, losses, claims, liabilities, suits, debts, and demands (including attorneys’ fees and costs actually incurred), of whatever character in law or in equity known or unknown, suspected or unsuspected, from the beginning of time to the date of execution hereof.

6.             Non-disparagement. Employee and Employer each agree not to make disparaging statements about each other, except in the case of Employer statements that are required under applicable federal or state securities laws or applicable rules and regulations of any exchange on which Employer’s stock is traded.

7.             Consideration and Revocation Periods. Employee understands and acknowledges the significance and consequences of this Agreement, that it is voluntary, that it has not been given as a result of any coercion, and expressly confirms that it is to be given full force and effect according to all of its terms, including those relating to unknown Claims.  Employee was hereby advised of his right to seek the advice of an attorney prior to signing this Agreement.  Employee acknowledges that he has signed this Agreement only after full reflection and analysis. Although he is free to sign this Agreement before then, Employee acknowledges he was given at least 21 days after receipt of this document in which to consider it (the “Consideration Period”).  If Employee executes this Agreement prior to the end of the Consideration Period, Employee hereby waives any rights associated therewith. Employee may revoke this Agreement seven (7) days after signing it and forfeit all benefits described in Section 13(c) of the Employment Agreement. Employee and Employer agree that any changes made to this Agreement during the Consideration Period as a result of negotiations between the parties do not restart the running of the Consideration Period.

8.             No Liability. This Agreement shall not be construed as an admission by either party that it acted wrongfully with respect to the other.

9.             Severability. If any of the provisions of this Agreement are held to be invalid or unenforceable, the remaining provisions will nevertheless continue to be valid and enforceable.

10.           Entire Agreement. This Agreement represents and contains the entire understanding between the parties in connection with its subject matter.  All other prior written or oral agreements or understandings are merged into and superseded by this Agreement.  Employee acknowledges that in signing this Agreement, he has not relied upon any representation or statement not set forth in this Agreement made by Employer or any of its representatives.

11.           Attorney Fees. If any suit or action is filed by either party to enforce this Agreement or otherwise with respect to the subject matter hereof, the prevailing party shall be entitled to recover reasonable attorney fees incurred in preparation or in prosecution or defense of such suit or action as fixed by the trial court, and if any appeal is taken from the decision of the trial court, reasonable attorney fees as fixed by the appellate court.

12.           Choice of Law. This Agreement is made and shall be construed and performed under the laws of the State of Oregon.

PLEASE READ CAREFULLY.  THIS AGREEMENT INCLUDES A RELEASE OF CERTAIN KNOWN OR UNKNOWN CLAIMS.

DATED this day of , 20XX.	DATED this day of , 20XX.

AVI BioPharma, Inc.

By:
Name:	Stephen Bevan Shrewsbury, MD
Title: